EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-152803 and 333-174269 on Form S-8 of our reports dated March 17, 2014, relating to the financial statements and financial statement schedule of Ampco-Pittsburgh Corporation, and the effectiveness of Ampco-Pittsburgh Corporation’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Ampco-Pittsburgh Corporation for the year ended December 31, 2013.

/s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania
March 17, 2014